Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV DELIVERED RECORD $130.9M REVENUE AND 681,721 TOTAL SUBSCRIBERS IN Q2 2021; RAISES 2021 GUIDANCE

Live TV Streaming Platform Increased Ad Revenue 281% YoY to $16.5M, Grew Engagement 148% YoY to 245 Million Hours During Q2 2021

NEW YORK – AUGUST 10, 2021 – fuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the second quarter ended June 30, 2021. The company delivered a strong second quarter 2021 with triple digit year-over-year growth in total paid subscribers (up 138% year-over-year to 681,721, including 91,291 net subscriber additions in the quarter), total revenue (up 196% year-over-year to $130.9 million) and advertising revenue (up 281% year-over-year to $16.5 million). Engagement also reached all-time highs with fuboTV customers streaming 245 million hours of content during the quarter, a 148% increase year-over-year.

Complete second quarter 2021 results are detailed in fuboTV’s shareholder letter available on the company’s IR site.

fuboTV also increased revenue and subscriber guidance for the full year 2021.

“fuboTV delivered a strong second quarter of 2021 across all of our key financial and operational metrics: subscribers, total revenue and advertising revenue,” said David Gandler, co-founder and CEO, fuboTV. “Engagement also reached record highs as we added exclusive sports streaming rights with CONMEBOL and began beta testing predictive, free-to-play gaming integrated into our streaming platform ahead of our expected launch this fall. Our Fubo Sportsbook with real-money wagering remains on track for a fourth quarter launch as we intend to further combine interactivity with streaming video. Our plans to launch a holistic and personalized user experience is evidenced by our sportsbook, which we’re excited to preview on our earnings call this afternoon.”

“We are very pleased with fuboTV’s performance in the first half of 2021 and believe that we are well positioned to continue to execute on our long-term financial and operating goals, all while delivering a differentiated and world-class experience to the consumer,” said Edgar Bronfman Jr., executive chairman, fuboTV. “Our second quarter results showcase the continued momentum in our business, with consumers choosing fuboTV over more expensive legacy pay TV services due to our innovative product experience and customer-friendly approach at an affordable price.”

Live Webcast

Gandler and CFO Simone Nardi will host a live video webcast today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events page of fuboTV’s investor relations website. Investors can submit questions in advance to ir@fubo.tv with the email subject “Q2 2021 Earnings.” An archived replay will be available on fuboTV’s website following the webcast. Participants should join the webcast 10 minutes in advance to ensure that they are connected prior to the event.

About fuboTV

With a mission to provide the world’s most thrilling sports-first live TV experience through the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) is focused on bringing to life its vision of a streaming platform that transcends the industry’s current virtual MVPD model. fuboTV Inc. operates in the U.S., Canada and Spain.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive television. Through its cable TV replacement product, fuboTV, subscribers can stream a broad mix of 100+ live TV channels, including 74 of the top 100 Nielsen-ranked networks across sports, news and entertainment — more than any other live TV streaming platform (source: Nielsen Total Viewers, 2020). fuboTV intends to add interactivity to its streaming experience with the launch of predictive free-to-play gaming in the fall of 2021.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., expects to launch Fubo Sportsbook, a comprehensive sports entertainment experience through sports betting, in Q4 2021, subject to obtaining requisite regulatory approvals.

Forward-Looking Statements

This press release contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our financial condition, anticipated financial performance, market opportunity, business strategy and plans, the continued shift in consumer behavior and the expected launch of free-to-play gaming, Fanview and Fubo Sportsbook. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to the ability to realize the anticipated benefits of the Balto and Vigtory acquisitions; our actual operating results may differ significantly from our guidance; risks related to the company’s access to capital and fundraising prospects to fund its ongoing operations; we may require additional capital to meet our financial obligations and support our planned growth; risks related to diverting management’s attention from fuboTV’s ongoing business operations to address integration and fundraising efforts; we may never achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; we may not be successful in attracting and retaining subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize successfully on market trends and develop and market a sports wagering offering, and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this press release.

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Contacts

Investor Contacts:

Alison Sternberg, fuboTV

asternberg@fubo.tv

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv

Katie Minogue, fuboTV

kminogue@fubo.tv